Exhibit 99.1


         Navigant Consulting, Inc. Announces Third Quarter 2006 Results


     CHICAGO--(BUSINESS WIRE)--Oct. 26, 2006--Navigant Consulting, Inc. (NYSE:NCI):

     -- Third quarter 2006 results include a $9.3 million pre-tax reserve ($5.6 million after tax, or $0.10 per share), related to the previously disclosed City of Vernon litigation matter.

     -- Quarterly revenues increased 14 percent, year over year, to $171.3 million, from $150.9 million in the third quarter of 2005. Nine month revenues increased 18 percent, to $502.5 million, compared to $425.0 million during the first nine months of 2005. Net income per diluted share for the third quarter and nine months was $0.16 and $0.67, respectively.

     -- Exclusive of the City of Vernon litigation reserve, EBITDA for the nine months ended September 30, 2006 increased 16 percent to $94.4 million, from $81.4 million for the comparable period in 2005, and EPS for the first nine months increased to $0.77, from $0.73 for the first nine months of 2005.

     Navigant Consulting, Inc. (NYSE:NCI), an international consulting firm providing dispute, investigative, operational, risk management and financial advisory solutions to legal counsel, government agencies and companies experiencing regulatory or structural challenges, today announced financial results for the 2006 third quarter.

     "The Company's growth in the third quarter reflects strong results from our Financial and Insurance Services practices, in combination with continuing active work on stock option review matters, particularly as new concerns are raised during the approaching year-end financial audits," stated William M. Goodyear, Chairman and CEO. "In addition, the demand for our global construction litigation and international arbitration expertise continues to expand. During the third quarter, the Company added several senior professionals in London, including an extension of our Healthcare services to assist UK healthcare organizations in the movement from a centralized to a community-based system."

     Third Quarter 2006 Financial Results

     Revenues for the third quarter of 2006 were $171.3 million, a 14 percent increase compared to third quarter 2005 revenues of $150.9 million, and up from second quarter 2006 revenues of $165.0 million. EBITDA in the third quarter of 2006 was $23.3 million, or 16 percent of revenues before reimbursements. Net income per diluted share in the third quarter of 2006 was $0.16, including the impact of the charges noted below.

     As previously announced, on September 18, 2006, the arbitrator issued an Interim Award in the City of Vernon litigation matter. The dispute relates to certain electric distribution maintenance services, which the Company has not provided since 2003. Based on the Company's assessment of the matter in accordance with the appropriate accounting pronouncements, the Company has recorded a pre-tax reserve of $9.3 million ($5.6 million after tax, or $0.10 per share) during the third quarter. The Company expects the Interim Award to be finalized shortly. The Company intends to appeal the arbitrator's findings and award as soon as this occurs. Under the rules governing the appeals process, the arbitrator's award will not be considered final and cannot be enforced until affirmed, reversed or modified as result of the appeals process.

     Exclusive of the City of Vernon litigation reserve noted above, EBITDA for the third quarter was $32.7 million, an increase of 12 percent from $29.1 million for the third quarter of 2005, and up from second quarter 2006 EBITDA of $31.0 million. EBITDA as a percentage of revenues before reimbursements, exclusive of the reserve, was 22 percent, consistent with the third quarter of 2005, and an increase from 21 percent in the second quarter of 2006.

     Net income per diluted share in the third quarter of 2006, exclusive of the after-tax impact of the reserve, was $0.26, compared to $0.25 per share in the comparable 2005 period and consistent with $0.26 per share in the second quarter of 2006. The Company's effective tax rate for the third quarter was 46 percent, primarily attributable to an additional IRS audit assessment for the 2000 tax year. The incremental income taxes charged had an EPS impact of approximately $0.01 per share.

     Nine Month Financial Results

     Revenues for the nine months ended September 30, 2006 were $502.5 million, an 18 percent increase compared to 2005 nine month revenues of $425.0 million. EBITDA for the nine month period was $85.0 million and EPS was $0.67. Exclusive of the City of Vernon litigation reserve, EBITDA for the first nine months of 2006 was $94.4 million, up 16 percent from $81.4 million for the comparable 2005 period, and EPS for the first nine months of 2006 was $0.77, a 5 percent increase compared to $0.73 per share for the same period in 2005.

     Business Metrics

     Average billable full time equivalent (FTE) consultant headcount for the third quarter was 1,752, compared to 1,729 in the second quarter, and 1,656 in the third quarter of 2005. FTE billable consultants on September 30, 2006 were 1,781, up from 1,732 at the end of the second quarter of 2006. Company-wide consultant utilization in the third quarter was 69 percent, compared to 70 percent in the second quarter of 2006 and 71 percent in the third quarter of 2005. Calculated on a peer standard 1,850 hour base, utilization for the third quarter was 78 percent. Annualized attrition was 21 percent during the third quarter of 2006, up from 20 percent during the second quarter.

     "Utilization in the third quarter was slightly below our expectations, reflecting increased vacations, as well as the on-boarding, training and deployment of campus hires," stated Julie M. Howard, President and Chief Operating Officer. "The Company experienced higher levels of attrition during the third quarter, particularly at the non-partner levels, primarily as a result of ongoing market demand for professionals with strong accounting and financial analysis skills. While we are investing in programs to retain our professionals, we are also pleased with the strong senior professional interest in joining the Navigant platform, notably in our Financial Services, Insurance and Disputes and Investigations practices. We plan to remain active in the marketplace, recruiting professionals to support the ongoing high demand for our services."

     Annualized revenue per consultant in the third quarter of 2006 was $391,000, compared to $376,000 in the second quarter of 2006. Days sales outstanding as of September 30, 2006 were 84 days, compared to 83 days at the end of the 2006 second quarter. The Company ended the third quarter with $54.6 million in bank borrowings under its $175 million unsecured, multi-bank credit facility.

     Webcast of the Company's Announcement of Third Quarter 2006 Results

     A webcast of management's presentation of the Company's third quarter financial results will be available on the Company's website, www.navigantconsulting.com. To access the call, click the Investor Relations section and select "Conference Calls." This webcast will be available until 5:00 p.m., ET, February 12, 2007.

     About Navigant Consulting

     Navigant Consulting, Inc. (NYSE: NCI) is a specialized independent consulting firm providing dispute, financial, regulatory and operational advisory services to government agencies, legal counsel and large companies facing the challenges of uncertainty, risk, distress and significant change. The Company focuses on industries undergoing substantial regulatory or structural change including healthcare, energy and financial and insurance services, and on the issues driving these transformations. "Navigant" is a service mark of Navigant International, Inc. Navigant Consulting, Inc. (NCI) is not affiliated, associated, or in any way connected with Navigant International, Inc. and NCI's use of "Navigant" is made under license from Navigant International, Inc. More information about Navigant Consulting can be found at www.navigantconsulting.com.

     Except as set forth below, statements included in this press release, which are not historical in nature are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including "anticipates," "believes," "intends," "estimates," "expects" and similar expressions. These statements are based upon management's current expectations as of the date of this press release. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those indicated in the forward-looking statements including, without limitation: risks inherent in international operations, pace, timing and integration of acquisitions, management of professional staff, including dependence on key personnel, recruiting, attrition and the ability to successfully integrate new consultants into the Company's practices, utilization rates, dependence on the expansion of and the increase in the Company's service offerings and staff, conflicts of interest, potential loss of clients, risks inherent with litigation, significant client assignments, professional liability, potential legislative and regulatory changes and general economic conditions. Further information on these and other potential factors that could affect the Company's financial results is included in the Company's filings with the SEC under the "Risk Factors" sections and elsewhere in those filings. The Company cannot guarantee any future results, levels of activity, performance or achievement and also undertakes no obligation to update any of its forward-looking statements after the date of this press release.


                   NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)

                                          For the Nine Months Ended
                                        ------------------------------
                                        September 30,  September 30,
                                              2006           2005
                                        ------------------------------
Revenues before reimbursements                $447,190       $374,817
Reimbursements                                  55,335         50,224
                                        ------------------------------
  Total revenues                              $502,525       $425,041
Cost of services before reimbursable
 expenses                                      257,455        221,089
Reimbursable expenses                           55,335         50,224
                                        ------------------------------
  Cost of services                             312,790        271,313
General and administrative expenses             95,383         72,361
Depreciation                                     9,880          7,096
Amortization                                     7,296          5,826
Litigation reserve                               9,334              0
                                        ------------------------------
  Operating income                              67,842         68,445
Other income (expense), net                     (3,430)        (2,437)
                                        ------------------------------
Income before income tax expense                64,412         66,008
Income tax expense                              28,083         27,723
  Net income                                   $36,329        $38,285
                                        ==============================
Net income per diluted share                     $0.67          $0.73
                                        ==============================

Shares used in computing net income per
 diluted share                                  54,427         52,097

Percentage of revenues before
 reimbursements:
----------------------------------------
Cost of services before reimbursable
 expenses                                           58%            59%
Reimbursable expenses                               12%            13%
General and administrative expenses                 21%            19%
EBITDA (1)                                          19%            18%
Operating income                                    15%            18%
Net income                                           8%            10%

EBITDA (1) reconciliation:
  EBITDA (1), exclusive of Litigation
   reserve                                     $94,352        $81,367
    Litigation reserve                          (9,334)             -
                                        ------------------------------
  EBITDA (1)                                    85,018         81,367
    Depreciation                                (9,880)        (7,096)
    Amortization                                (7,296)        (5,826)
                                        ------------------------------
  Operating income                             $67,842        $68,445
                                        ==============================

(1) EBITDA (earnings before interest, taxes, depreciation and amortization) is not a measure of financial performance under generally accepted accounting principles. Management of the Company believes EBITDA is useful supplemental information for investors to evaluate financial performance. This data is also used by the Company for assessment of its operating and financial results, in addition to operating income, net income and other GAAP measures. Management believes EBITDA is a useful indicator of the Company's financial and operating performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with accounting principles generally accepted in the United States.


                   NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF INCOME
                      (In thousands, except per share data)
                                   (Unaudited)

                                        For the Quarter Ended
                               ---------------------------------------
                               September 30,             September 30,
                                    2006    June 30, 2006     2005
                               ---------------------------------------
Revenues before reimbursements     $150,380     $147,691     $131,411
Reimbursements                       20,906       17,298       19,503
                               ---------------------------------------
  Total revenues                   $171,286     $164,989     $150,914
Cost of services before
 reimbursable expenses               85,259       84,668       75,989
Reimbursable expenses                20,906       17,298       19,503
                               ---------------------------------------
  Cost of services                  106,165      101,966       95,492
General and administrative
 expenses                            32,445       32,018       26,299
Depreciation                          3,709        3,221        2,621
Amortization                          2,401        2,616        2,509
Litigation reserve                    9,334            0            0
                               ---------------------------------------
  Operating income                   17,232       25,168       23,993
Other income (expense), net          (1,246)      (1,526)      (1,323)
                               ---------------------------------------
Income before income tax
 expense                             15,986       23,642       22,670
Income tax expense                    7,425        9,680        9,521
                               ---------------------------------------
  Net income                         $8,561      $13,962      $13,149
                               =======================================
Net income per diluted share          $0.16        $0.26        $0.25
                               =======================================

Shares used in computing net
 income per diluted share            55,090       54,664       52,959

Percentage of revenues before
 reimbursements:
-------------------------------
Cost of services before
 reimbursable expenses                   57%          57%          58%
Reimbursable expenses                    14%          12%          15%
General and administrative
 expenses                                22%          22%          20%
EBITDA (1)                               16%          21%          22%
Operating income                         11%          17%          18%
Net income                                6%           9%          10%

EBITDA (1) reconciliation:
  EBITDA (1), exclusive of
   Litigation reserve               $32,676      $31,005      $29,123
   Litigation reserve                (9,334)           -            -
                               ---------------------------------------
  EBITDA (1)                         23,342       31,005       29,123
   Depreciation                      (3,709)      (3,221)      (2,621)
   Amortization                      (2,401)      (2,616)      (2,509)
                               ---------------------------------------
  Operating income                  $17,232      $25,168      $23,993
                               =======================================


(1) EBITDA (earnings before interest, taxes, depreciation and amortization) is not a measure of financial performance under generally accepted accounting principles. Management of the Company believes EBITDA is useful supplemental information for investors to evaluate financial performance. This data is also used by the Company for assessment of its operating and financial results, in addition to operating income, net income and other GAAP measures. Management believes EBITDA is a useful indicator of the Company's financial and operating performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with accounting principles generally accepted in the United States.


                   NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
             CONDENSED CONSOLIDATED BALANCE SHEETS AND SELECTED DATA
                         (In thousands, except DSO data)
                                   (Unaudited)

                  September 30,             December 31, September 30,
Assets                 2006    June 30, 2006     2005         2005
----------------- ----------------------------------------------------
Cash and cash
 equivalents           $14,254      $12,263      $14,871      $12,389
Trade accounts
 receivable, net       174,052      164,789      145,616      167,686
Prepaid and other
 assets                 23,594       20,180       19,420       16,084
                  ----------------------------------------------------
  Total current
   assets              211,900      197,232      179,907      196,159

Property and
 equipment, net         50,072       49,565       42,320       37,947
Goodwill and
 intangible
 assets, net           384,309      383,276      318,755      319,306
Other non-current
 assets, net             2,982        2,600        1,881        2,274
                  ----------------------------------------------------
  Total assets        $649,263     $632,673     $542,863     $555,686
                  ====================================================

Liabilities and
 Stockholders'
 equity
-----------------
Bank borrowings        $54,617      $75,661      $40,800      $69,700
Current
 liabilities            98,170       78,964       97,467      106,677
Other liabilities       28,869       28,416       20,148       10,279
Stockholders'
 equity                467,607      449,632      384,448      369,030
                  ----------------------------------------------------

  Total
   liabilities
   and
   stockholders'
   equity             $649,263     $632,673     $542,863     $555,686
                  ====================================================

Selected Data

Days sales
 outstanding, net
 (DSO)(a)               84 days      83 days      80 days      93 days
                  ====================================================

(a) Includes deferred revenue.


     CONTACT: Navigant Consulting, Inc.
              Ben W. Perks
              Executive Vice President and Chief Financial Officer
              312-573-5630
              or
              Andrew J. Bosman
              Executive Director of Marketing and Communications
              312-573-5631